UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2013

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification Number

001-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

000-52378	NEVADA POWER COMPANY d/b/a NV ENERGY	88-0420104
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

000-00508	SIERRA PACIFIC POWER COMPANY d/b/a NV ENERGY	88-0044418
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511) (775) 834-4011

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)

A special meeting of the stockholders (the “Special Meeting”) of NV Energy, Inc. (“NVE”) was held on September 25, 2013. A total of 175,363,841 shares of NVE common stock were present in person or represented by proxy at the Special Meeting out of a total of 235,580,598 shares of NVE common stock issued and outstanding and entitled to vote as of the record date for the Special Meeting, which constituted a quorum. The tables below set forth the number of votes cast for and against, as well as the number of abstentions with respect to, each proposal voted on at the Special Meeting, as certified by the independent inspector of elections. Each of the proposals is described in detail in NVE’s proxy statement dated August 20, 2013 and first mailed to NVE’s stockholders on or about August 23, 2013.

(b)

Proposal 1: Approval of the Merger Agreement

NVE’s stockholders approved the Agreement and Plan of Merger, dated as of May 29, 2013 and as amended from time to time (the “Merger Agreement”), by and among MidAmerican Energy Holdings Company (“MidAmerican”), Silver Merger Sub, Inc. (“Merger Sub”) and NVE, pursuant to which, subject to the satisfaction or waiver of certain specified conditions, Merger Sub will merge with and into NVE, with NVE continuing as the surviving corporation and a wholly owned subsidiary of MidAmerican (the “Merger”). The proposal to approve the Merger Agreement required the affirmative vote of the holders of a majority of the outstanding shares of NVE common stock entitled to vote on the proposal at the Special Meeting. The proposal to approve the Merger Agreement received the affirmative vote of the holders of approximately 73% of the shares of NVE common stock entitled to vote at the Special Meeting:

For	Against	Abstain
172,628,625	1,955,254	779,962

Proposal 2: Non-Binding Compensation Advisory Proposal

NVE’s stockholders approved, on a non-binding advisory basis, the compensation that may be paid or become payable to NVE’s named executive officers that is based on or otherwise relates to the Merger. The approval of the non-binding compensation advisory proposal required the affirmative vote of the holders of a majority of the votes cast on the proposal at the Special Meeting. The non-binding compensation advisory proposal received the affirmative vote of the holders of approximately 52% of the votes cast at the Special Meeting in person or by proxy:

For	Against	Abstain
87,417,586	79,473,910	8,472,345

Proposal 3: Authority to Adjourn the Special Meeting

Because the proposal to approve the Merger Agreement received the affirmative vote of the holders of a majority of the outstanding shares of NVE common stock entitled to vote on the proposal at the Special Meeting, the vote on the proposal to adjourn the Special Meeting to a later date or time was not called.

Item 8.01.	Other Events.

On September 25, 2013, NVE issued a press release relating to the results of the vote at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release of NV Energy, Inc., dated as of September 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NV Energy, Inc. (Registrant)

Date: September 25, 2013	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Vice President and Chief Financial Officer

Nevada Power Company d/b/a NV Energy
(Registrant)

Date: September 25, 2013	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Vice President and Chief Financial Officer

Sierra Pacific Power Company d/b/a NV Energy
(Registrant)

Date: September 25, 2013	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Vice President and Chief Financial Officer